Exhibit 99
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PRESS RELEASE
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Stockholders of Admiralty Bancorp, Inc. Approve Merger Agreement with Royal Bank of Canada

PALM BEACH GARDENS, FLORIDA, December 13, 2002.....Admiralty Bancorp, Inc.,
(NASDAQ NM: AAAB), parent company of Admiralty Bank, announced that at a special meeting of stockholders held today, Admiralty's stockholders approved the Agreement and Plan of Merger dated as of August 29, 2002, as amended and supplemented (the "Merger Agreement"), among Admiralty, Royal Bank of Canada (TSE, NYSE:RY) and RBC Centura Banks, Inc. and the resulting merger by which Admiralty will become a wholly owned subsidiary of RBC Centura.

Under the terms of the Merger Agreement, RBC Centura will acquire all of the outstanding shares of Admiralty for US$26 per share, valuing the deal at approximately US$150 million.

The closing of the transaction is subject to customary closing conditions, including the receipt of regulatory approvals, and is expected to occur in January 2003.

About Admiralty Bancorp
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Admiralty Bancorp, Inc. (NASDAQ NM:AAAB) is the parent company for Admiralty
Bank. Admiralty Bank is a Florida-chartered commercial bank operating through its main office in Palm Beach Gardens, Florida and nine branch offices located in Altamonte Springs, Boca Raton, Cocoa Beach, Fort Lauderdale, Juno Beach, Jupiter, Melbourne and Orlando, Florida. The Bank is a full-service financial institution, catering to the needs of businesses, professionals, and private banking clients.

About RBC Centura
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RBC Centura delivers a wide range of financial services and advice, including a complete line of banking, investment, insurance, leasing and asset management services, to individuals and businesses in North Carolina, South Carolina, Virginia and Georgia. RBC Centura's multifaceted customer access network includes more than 240 full-service financial offices, an extensive ATM network, telephone and Internet banking. RBC Centura is a brand name used by RBC Centura Banks, Inc., a wholly owned subsidiary of Royal Bank of Canada (NYSE, TSE: RY). Additional information may be found at WWW.RBCCENTURA.COM.

About RBC
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Royal Bank of Canada (TSE, NYSE: RY) uses the initials RBC as a prefix for its businesses and operating subsidiaries, which operate under the master brand name of RBC Financial Group. Royal Bank of Canada is Canada's largest financial institution as measured by market capitalization and assets, and is one of North America's leading diversified financial services companies. It provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, and transaction processing services on a global basis. RBC employs 60,000 people who serve more than 12 million personal, business and public sector customers in North America and in some 30 countries around the world. For more information, please visit www.rbc.com (HTTP://WWW.RBC.COM).

This press release contains "forward-looking statements" as defined under
Section 21E of the Securities Exchange Act of 1934. The Company desires to take advantage of the "safe harbor" provisions of Section 21E and is including this statement for the express purpose of availing itself of the protection of the safe harbor with respect to all such forward-looking statements. These forward-looking statements
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describe future plans or strategies and may include the Company's expectations of future financial results. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies or qualitative or quantitative changes based on market risk exposure is inherently uncertain. Factors which could affect actual results include but are not limited to i) changes in general market interest rates, ii) general economic conditions, both in the United States generally and specifically in the Company's market area, iii) legislative/regulatory changes,
iv) monetary and fiscal policies of the U.S. Treasury and the Federal Reserve,
v) changes in the quality or composition of the Company's loans and investment portfolios, vi) demand for loan products, vii) deposit flows, viii) competition,
ix) demand for financial services in the Company's markets, and x) the timing of closing of the pending acquisition by RBC Centura and the expenses related thereto. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.


Contact information:
        Investor Relations:  Barbara Moore
        Treasurer:  Kevin M. Sacket
        561.624.4701